333-58209
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COVANSYS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2606945 (I.R.S. Employer Identification Number)
32605 West Twelve Mile Road
Suite 250
Farmington Hills, Michigan 48334
(Address of Principal Executive Offices) (Zip Code)
Covansys Corporation
1997 Employee Stock Purchase Plan
(Full title of the plan)

Brett D. Pynnonen, Esq.
General Counsel
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48334
(248) 488-2088
(Name, address and telephone number, including area code, of agent for services)

Copy to:
David B. Braun, Esq.
Butzel Long
150 W. Jefferson, Ste. 100
Detroit, Michigan 48226-4430

DEREGISTRATION OF SHARES
     In connection with the merger between Covansys Corporation and Surfside Acquisition Corp., shares of common stock of Covansys Corporation previously registered for sale under this Registration Statement are hereby withdrawn from registration. No securities remain unsold under this registration statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, Michigan on June 29, 2007.

COVANSYS CORPORATION
By:	/s/ Rajendra B. Vattikuti
Rajendra B. Vattikuti
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Covansys Corporation. hereby severally constitute and appoint Rajendra B. Vattikuti and James Trouba each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Post Effective Amendment No.1 to the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Covansys Corporation to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rajendra B. Vattikuti Rajendra B. Vattikuti	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2007

/s/ James Trouba James Trouba	Chief Financial Officer	June 29, 2007

/s/ Thomas Lindsey Thomas Lindsey	Principal Accounting Officer	June 29, 2007

/s/ James E. Barlett James E. Barlett	Director	June 29, 2007

/s/ William C. Brooks William C. Brooks	Director	June 29, 2007

/s/ Brian Hershkowitz Brian Hershkowitz	Director	June 29, 2007

/s/ Douglas S. Land Douglas S. Land	Director	June 29, 2007

/s/ Ronald K. Machtley Ronald K. Machtley	Director	June 29, 2007

/s/ John A. Stanley John A. Stanley	Director	June 29, 2007

/s/ David H. Wasserman David H. Wasserman	Director	June 29, 2007

/s/ Gary C. Wendt Gary C. Wendt	Director	June 29, 2007